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                                                                  Exhibit 12(a)

BANK OF AMERICA CORPORATION AND SUBSIDIARIES
RATIO OF EARNINGS TO FIXED CHARGES
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
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                                                                                          December 31
                                                                   --------------------------------------------------------
(Dollars in millions)                                                  2001       2000       1999       1998       1997
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
Excluding Interest on Deposits

Income before income taxes                                              $10,117    $11,788    $12,215    $ 8,048   $10,556

Less: Equity in undistributed earnings of
  unconsolidated subsidiaries                                                (6)       (27)      (167)       162       (49)

Fixed charges:
     Interest expense (including capitalized interest)                    9,117     13,806     10,084      9,479     8,219
     1/3 of net rent expense                                                379        368        342        335       302
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       Total fixed charges                                                9,496     14,174     10,426      9,814     8,521
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Earnings (excluding capitalized interest)                               $19,607    $25,935    $22,474    $18,024   $19,028
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Fixed charges                                                           $ 9,496    $14,174    $10,426    $ 9,814   $ 8,521
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Ratio of earnings to fixed charges                                         2.06       1.83       2.16       1.84      2.23
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
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                                                                                          December 31
                                                                   --------------------------------------------------------
(Dollars in millions)                                                  2001        2000       1999       1998      1997
---------------------------------------------------------------------------------------------------------------------------
Including Interest on Deposits

Income before income taxes                                              $10,117    $11,788    $12,215    $ 8,048   $10,556

Less: Equity in undistributed earnings of
  unconsolidated subsidiaries                                                (6)       (27)      (167)       162       (49)

Fixed charges:
     Interest expense (including capitalized interest)                   18,003     24,816     19,086     20,290    18,903
     1/3 of net rent expense                                                379        368        342        335       302
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       Total fixed charges                                               18,382     25,184     19,428     20,625    19,205
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Earnings (excluding capitalized interest)                               $28,493    $36,945    $31,476    $28,835   $29,712
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Fixed charges                                                           $18,382    $25,184    $19,428    $20,625   $19,205
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Ratio of earnings to fixed charges                                         1.55       1.47       1.62       1.40      1.55
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